                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


                                STATE OF                 NAME DOING
       SUBSIDIARY            INCORPORATION              BUSINESS AS
       ----------            -------------              -----------
AirTouch Communications        California             Not Applicable
of California